================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
            ________________________________________________________
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
            ________________________________________________________
                           BEVERLY ENTERPRISES, INC.
                     (FORMERLY NEW BEVERLY HOLDINGS, INC.)
             (Exact Name of Registrant as Specified in Its CHARTER)

             DELAWARE                            5111 ROGERS AVENUE, SUITE 40-A                      62-1691861
 (State or Other Jurisdiction of                  FORT SMITH, ARKANSAS  72919                     (I.R.S. Employer
 Incorporation or Organization)                                                                 Identification No.)

          (Address of Principal Executive Offices Including Zip Code)
            ________________________________________________________

                           NEW BEVERLY HOLDINGS, INC.
                         1997 LONG-TERM INCENTIVE PLAN
                            (Full Title of the Plan)
            ________________________________________________________

                             ROBERT W. POMMERVILLE
                           EXECUTIVE VICE PRESIDENT,
                          GENERAL COUNSEL & SECRETARY
                           BEVERLY ENTERPRISES, INC.
                         5111 ROGERS AVENUE, SUITE 40-A
                          FORT SMITH, ARKANSAS  72919
                    (Name and Address of Agent For Service)
            ________________________________________________________

                                 (501) 452-6712
         (Telephone Number, Including Area Code, of Agent For Service)
            ________________________________________________________

                        CALCULATION OF REGISTRATION FEE

   TITLE OF SECURITIES          AMOUNT TO BE         PROPOSED MAXIMUM        PROPOSED MAXIMUM           AMOUNT OF
     TO BE REGISTERED            REGISTERED           OFFERING PRICE            AGGREGATE            REGISTRATION FEE
                                                         PER SHARE            OFFERING PRICE
    COMMON STOCK, PAR          10,000,000(1)             $12.44(2)             $124,400,000              $36,698
   VALUE $.10 PER SHARE

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act") this Registration Statement on Form S-8 (this "Registration Statement") also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described in this Registration Statement. (3)

(1) This Registration Statement registers the issuance or transfer of: (i) 10,000,000 shares of common stock, par value $.10 per share (the "Shares"), of Beverly Enterprises, Inc., a Delaware corporation (the "Company"), presently reserved for issuance under the New Beverly Holdings, Inc. 1997 Long-Term Incentive Plan (the "Plan"), (ii) additional Shares that become available under the Plan in connection with certain changes in the number of outstanding Shares because of events such as recapitalizations, stock dividends, and stock splits, and (iii) any other securities with respect to which the outstanding Shares are converted or exchanged.

(2) Pursuant to Paragraphs (c) and (h) of Rule 457 under the Securities Act, the Company has determined the proposed maximum offering price per Share to be $12.44. This price is the average of the high and low prices for a Share on December 4, 1992, a date within five business days before the filing of this Registration Statement. Pursuant to Paragraph (h) of Rule 457, the Company does not owe a separate registration fee with respect to the Plan interests.

(3) These Plan interests may include awards of restricted stock, incentive stock options, non-qualified stock options, performance shares, performance units, or other stock unit awards.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

                 The information requested in Part I of this Registration Statement is included in the prospectus for the Plan, which the Company has excluded from this Registration Statement in accordance with the instructions to Form S- 8.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

                 The following documents previously filed with the Commission are hereby incorporated by reference into this Registration Statement:

         1. The Company's Registration Statement on Form S-1, filed with the Commission on June 4, 1997, as amended, under which the Company registered Common Stock under the Securities Act of 1933, as amended.

         2. The description of the Shares set forth in the Company's Registration Statement on Form 8-A, filed with the Commission on October 15, 1997, under which the Company registered the Shares under Section 12(g) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act").

         3. The Company's report on Form 10-Q for the quarter ended September 30, 1997.

         4. The Annual Report on Form 10-K for the year ended December 31, 1996, the report on Form 10-Q for the quarter ended March 31, 1997, the report on Form 10-Q for the quarter ended June 30, 1997, the report on Form 10-Q for the quarter ended September 30, 1997 and the current report on Form 8-K dated April 15, 1997, each filed by Beverly Enterprises, Inc., a Delaware corporation and predecessor of the Company ("Old Beverly"). The Company is incorporating by reference the documents listed in this Item 4 because the Company succeeded to all of the business of Old Beverly, other than its institutional and mail service pharmacy business.

                 All reports and other documents that the Company subsequently files with the Securities and Exchange Commission (the "Commission") pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment indicating that the Company has sold all of the securities offered under this Registration Statement or that deregisters the distribution of all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement from the date that the Company files such report or document. Any statement contained in this Registration Statement or any report or document incorporated into this Registration Statement by reference, however, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in a subsequently dated report or document that is also considered part of this Registration Statement, or in any amendment to this Registration Statement, is inconsistent with such prior statement. The Company's file number with the Commission is 1-9550.

ITEM 4.          DESCRIPTION OF SECURITIES.

                 Inapplicable.

ITEM 5.          INTERESTS OF NAMED EXPERTS AND COUNSEL.

                 The validity of the Common Stock has been passed upon for the Registrant by John W. MacKenzie, its Deputy General Counsel and Assistant Secretary. Mr. MacKenzie owns approximately 29,758 shares of Common Stock and options to purchase a number of shares of Common Stock equivalent to those Options previously held by Mr. MacKenzie to purchase 23,000 shares of the former Beverly Enterprises, Inc. Common Stock, as adjusted pursuant to the terms of the Employee Benefit Matters Agreement relating to the Distribution and Merger, as defined and as described in the Proxy Statement issued by the former Beverly Enterprises, Inc. dated October 20, 1997. It is currently anticipated that Mr. MacKenzie will be eligible to participate in the Plan.

ITEM 6.          INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                 The Delaware General Corporation Law, the Company's certificate of incorporation and bylaws, and the Company's indemnification agreements between the Company and its officers and directors provide that the Company will indemnify them to the full extent permitted by the Delaware General Corporation Law for liabilities and expenses that they may incur in their capacities as directors and officers of the Company. Generally, the Company will indemnify its directors and officers with respect to actions taken in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the Company. With respect to any criminal action or proceeding, the director or officer must also not have had any reasonable cause to believe that his or her actions were UNLAWFUL.

ITEM 7.          EXEMPTION FROM REGISTRATION CLAIMED.

                 Inapplicable.

ITEM 8.          EXHIBITS.

EXHIBIT NO.                            DESCRIPTION
-----------                            -----------
       4.1        Beverly Enterprises, Inc. 1997 Long-Term Incentive Plan
       5.1        Opinion of John W. MacKenzie, Esq.
       23.1       Consent of John W. MacKenzie, Esq. (contained in Exhibit 5.1)
       23.2       Consent of Ernst & Young LLP

ITEM 9.          UNDERTAKINGS.

                 A. RULE 415 OFFERING. The undersigned Registrant hereby undertakes:

                          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of the

                 Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement, provided, however, that clauses (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

                          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                 B. FILINGS INCORPORATING SUBSEQUENT EXCHANGE ACT DOCUMENTS BY REFERENCE. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 C. REQUEST FOR ACCELERATION OF EFFECTIVE DATE OR FILING OF REGISTRATION STATEMENT ON FORM S-8. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                         [SIGNATURES ON THE NEXT PAGE]

                                   SIGNATURES

                 Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Smith, State of Arkansas, on this 5th day of December, 1997.

                                       BEVERLY ENTERPRISES, INC.

                                       By:   /s/  David R. Banks
                                          ------------------------------------
                                       Name:    David R. Banks
                                       Title:   Chairman of the Board,
                                                Chief Executive Officer and
                                                Director


                               POWER OF ATTORNEY

                 Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated. Each of the directors and/or officers of the Registrant whose signature appears below hereby appoints Robert W. Pommerville and John W. MacKenzie, and each of them severally as his or her attorney-in-fact to sign his or her name and on his or her behalf, in any and all capacities stated below, and to file with the Securities and Exchange Commission any and all amendments, including post-effective amendments to this Registration Statement as appropriate, and generally to do all such things in their behalf in their capacities as officers and directors to enable Registrant to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission.

                  NAME AND SIGNATURE                                  TITLE                           DATE
-------------------------------------------           ---------------------------------         -------------------
/s/  David R. Banks                                   Chairman of the Board, Chief              December 5, 1997
-------------------------------------------           Executive Officer and Director
David R. Banks

/s/  Boyd W. Hendrickson                              President, Chief Operating Officer        December 5, 1997
-------------------------------------------           and Director
Boyd W. Hendrickson

/s/  Scott M. Tabakin                                 Executive Vice President and Chief        December 5, 1997
-------------------------------------------           Financial Officer
Scott M. Tabakin

/s/  Pamela H. Daniels                                Vice President, Controller, and           December 5, 1997
-------------------------------------------           Chief Accounting Officer
Pamela H. Daniels


/s/  Beryl F. Anthony, Jr.                     Director                                     December 5, 1997
-------------------------------------------
Beryl F. Anthony, Jr.

/s/  James R. Greene                           Director                                     December 5, 1997
-------------------------------------------
James R. Greene

/s/  Edith E. Holiday                          Director                                     December 5, 1997
-------------------------------------------
Edith E. Holiday

/s/  Jon E. M. Jacoby                          Director                                     December 5, 1997
-------------------------------------------
Jon E. M. Jacoby

/s/  Risa J. Lavizzo-Mourey, M.D.              Director                                     December 5, 1997
-------------------------------------------
Risa J. Lavizzo-Mourey, M.D.

/s/  Louis W. Menk                             Director                                     December 5, 1997
-------------------------------------------
Louis W. Menk

/s/  Marilyn R. Seymann                        Director                                     December 5, 1997
-------------------------------------------
Marilyn R. Seymann

                                 EXHIBIT INDEX

   EXHIBIT NO.                                     DESCRIPTION                                      PAGE NO.
       4.1       Beverly Enterprises, Inc. 1997 Long-Term Incentive Plan
       5.1       Opinion of John W. MacKenzie, Esq.
       23.1      Consent of John W. MacKenzie, Esq. (included in Exhibit 5.1)
       23.2      Consent of Ernst & Young LLP